UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   January 12, 2005

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 12, 2005, the Compensation Committee of the Board of Directors of Zenith National Insurance Corp. (the “Company”) awarded Stanley R. Zax, Chairman and President, a special discretionary bonus of $1,000,000.  This bonus was in recognition of the performance in the Company’s investment portfolio that was achieved in 2004 due to Mr. Zax’s direct involvement.  This bonus is in addition to the bonus awarded Mr. Zax under the Company’s Executive Officer Bonus Plan and will not be deductible by the Company for federal income tax purposes.  Please see Exhibit 10.1 attached to this current report, which is incorporated herein by reference.

Item 8.01.  Other Events.

On January 12, 2005, the Compensation Committee of the Board of Directors of the Company awarded the following cash bonuses to Executive Officers pursuant to the terms of the Company’s Executive Officer Bonus Plan, a performance-based compensation plan approved by stockholders, complying with Section 162(m) of the Internal Revenue Code of 1986, as amended:

Stanley R. Zax	Chairman and President	$2,000,000
Jack D. Miller	Executive Vice President	$250,000
Robert E. Meyer	Senior Vice President	$150,000
William J. Owen	Sr. Vice President and Chief Financial Officer	$150,000
John J. Tickner	Sr. Vice President/Secretary	$150,000

Item 9.01.  Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits

The following exhibit is filed as part of this report:

Number	Exhibit
10.1	Description of special discretionary bonus for the Chief Executive Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated: January 19, 2005	By:	/s/ William J. Owen
		Name:	William J. Owen
		Title:	Senior Vice President and Chief Financial Officer

Index to Exhibits

Number	Exhibit
10.1	Description of special discretionary bonus for the Chief Executive Officer